EXHIBIT 10.4

                    WERNER ENTERPRISES, INC.
              NAMED EXECUTIVE OFFICER COMPENSATION


     On December 1, 2009, the Compensation Committee (the "Committee") of the Board of Directors of Werner Enterprises, Inc. (the "Company") approved the following base salaries and performance-based compensation awards, in the form of annual cash bonuses, for the Company's principal executive officer, principal financial officer and other named executive officers. The base salaries were effective as of January 1, 2010. The 2009 annual cash bonuses were awarded under the Company's discretionary annual cash bonus program and were paid on December 7, 2009. Such performance-based compensation awards are determined at the sole discretion of the Committee.



                   Name                                            Base Salary      Cash Bonus
---------------------------------------------------------------    -----------      ----------
Clarence L. Werner
Chairman                                                              $715,000              $0

Gary L. Werner
Vice Chairman                                                         $355,000        $205,000

Gregory L. Werner
President and Chief Executive Officer                                 $720,000        $300,000

Derek J. Leathers
Senior Executive Vice President and Chief Operating Officer           $369,000        $240,000

John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer       $210,000        $110,000


     In addition to the cash compensation described above, certain of the Company's named executive officers may also receive the following other compensation and perquisites: matching contributions to the Company's 401(k) retirement savings plan and employee stock purchase plan, personal use of a Company-provided vehicle, country club membership and income tax preparation services. The named executive officers are also eligible to participate in voluntary health and welfare benefit programs sponsored by the Company.